EXHIBIT 4.2

NUMBER	SHARES
*****	*****

ZIONS BANCORPORATION TOTAL

AUTHORIZED: 200,000 SHARES

Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock

WITHOUT PAR VALUE

THIS CERTIFIES THAT             is the registered holder of             Shares of Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this     day of         A.D. 20 .

UPON REQUEST, AND WITHOUT CHARGE, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE COMMON STOCK AND PREFERRED STOCK (INCLUDING ALL SERIES THEREOF) OF THE CORPORATION.

For value received,             hereby sell, assign and transfer unto             Shares represented by the within Certificate and do hereby irrevocably constitute and appoint             Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated                     A.D. 201

            In presence of